SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2005

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Compensation of the Board of Directors

On April 15, 2005, the Nominating and Corporate Governance Committee of the Board of Directors of Ultra Clean Holdings, Inc. (“Ultra Clean”) revised Ultra Clean’s non-employee director compensation policy so that continuing directors will receive annual option grants in addition to the initial option grants under the previous policy.

Under the revised policy, each non-employee director will continue to be paid a $20,000 annual retainer fee, a $5,000 annual fee per committee on which the director serves and a $5,000 annual fee per committee on which the director serves as the chairperson. Upon joining Ultra Clean’s Board of Directors, each non-employee director will be granted an option to purchase 15,000 shares of Ultra Clean’s common stock that will vest over four years. In addition, immediately following each annual stockholders’ meeting, each continuing non-employee director will be granted an option to purchase 7,500 shares (or, if the director has served less than a year, a smaller pro rata number of shares) of Ultra Clean’s common stock that will also vest over four years. Each option granted to a non-employee director will have an exercise price equal to the fair market value of Ultra Clean common stock on the grant date. Two of Ultra Clean’s directors, David ibnAle and Dipanjan Deb, have waived their rights to receive cash or equity compensation for their service on Ultra Clean’s Board of Directors and its committees.

Employment Agreement with Kevin L. Griffin

On April 19, 2005, Ultra Clean entered into an employment agreement with Kevin L. Griffin, who is serving as Vice President, Chief Administrative Officer and Acting Chief Financial Officer. Under this agreement, Mr. Griffin will continue to receive a base salary of $200,000 and participate in an executive bonus plan. In the event that Mr. Griffin is terminated by Ultra Clean without cause before March 24, 2006, he will receive a cash payment equal to $20,000, 6 months of accelerated vesting of his stock options, full accelerated vesting of the restricted stock that he acquired in November 2002 and 12 months of health benefits.

Separation and Release Agreement with Former Chief Financial Officer

As previously reported on Form 8-K, Phillip A. Kagel resigned as Ultra Clean’s Chief Financial Officer on March 24, 2005. In connection with his separation of employment, Mr. Kagel’s employment agreement with Ultra Clean was terminated and Ultra Clean entered into a Separation Agreement with Mr. Kagel dated April 14, 2005, pursuant to which Ultra Clean agreed to pay Mr. Kagel seven months of salary and health benefits.

2004 Bonuses

Ultra Clean has paid annual performance bonuses for 2004 to its executive officers in the aggregate amount of $308,500. This number excludes sales commissions paid in 2004.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 under the caption “Separation and Release Agreement with Former Chief Financial Officer” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

   Exhibit 10.1: Employment Agreement with Kevin L. Griffin dated April 19, 2005.
   Exhibit 10.2: Separation Agreement with Phillip A. Kagel dated April 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	April 19, 2005	By:	/s/ Clarence Granger

			Name:	Clarence Granger
			Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement with Kevin L. Griffin dated April 19, 2005.
10.2	Separation Agreement with Phillip A. Kagel dated April 14, 2005.